EXHIBIT 10BA
TERM NOTE

U.S. $20,000,000  December 15, 1994

FOR VALUE RECEIVED, MERCURY FINANCE COMPANY, (the "Company"), promises to pay to the order of The Long-Term Credit Bank of Japan, Ltd. (the "Bank") at the office of the Bank located at 190 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000) on December 14, 1998. The Company also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity semi-annually on the 15th day of each June and December, commencing on June 15, 1995, and on the maturity hereof, at the rate of 8.62 per annum. If any payment of principal or interest becomes due on a day on which the banks in Chicago, Illinois are required or permitted by law to remain closed, such payment may be made on the next succeeding business day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment. The Company further agrees that this Note shall bear interest after any stated or accelerated maturity hereof at a rate 2% per annum in excess of the rate established from time to time by the Bank as its prime rate, payable on demand. In no event shall interest be payable hereunder in excess of the maximum rate of interest permitted under applicable law. The Company agrees to pay principal, interest and all other amounts due hereunder without defense, counterclaim, setoff or any deduction or withholding except as expressly required by law.

In consideration of the granting of the loan evidenced by this Note, the Company hereby agrees as follows:

1. Indemnity. The Company hereby indemnifies the Bank against any loss or reasonable expenses which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the loan evidenced by this Note (the "Loan") or any part thereof or interest accrued thereon or any other amount due hereunder, or as a consequence of the occurrence of any default hereunder with respect to the Loan, or as a consequence of the receipt or recovery by the Bank of all or any part of the Loan other than on the maturity date thereof. For purposes of this paragraph the determination by the Bank of such losses and reasonable expenses shall be conclusive if made reasonably and in good faith.

2.  Representations, Warranties and Covenants.

(a) Except as modified in this Section 2, the provisions of each of the representations, warranties, covenants and agreements of the Company set forth in Section 2 (except Section 2.12), 7, 8 and 11 of that certain $76,000,000 Senior Note Agreement dated as of

December 1, 1993 among the Company and the institutions signatory thereto (the "Note Agreement"), including the definitions set forth therein and the references to exhibits therein are hereby incorporated in this Note verbatim to the same extent as if set forth in full herein, and for the purposes of this Note are not subject to alteration by any amendment, modification, supplement, consent or waiver relating to such representations, warranties, covenants and agreements in the Note Agreement and, in any event, are not subject to extinction at any time prior to payment in full of all amounts hereunder, whether upon termination, for any reason, of the Note Agreement or otherwise. In the event that any holder of Debt (as defined in the Note Agreement) is or becomes entitled to the benefit of any covenant or agreement of the Company contained in Section 7.8(a), Section 7.10 or Section 12 of the Note Agreement and which is more restrictive than the covenant or agreement contained in said sections, then such more restrictive covenant or agreement shall be deemed to be incorporated into this Note by reference at the time such holder of Debt becomes so entitled and the Bank shall be entitled to the benefits thereof with respect to this Note in addition to the existing covenants and agreements contained in said sections so long as this Note remains outstanding.

For purposes of this Note all representations and warranties in the Note Agreement shall be deemed to be made as of the following dates:

Section 2.1 - September 30, 1994

Section 2.3 - December 15, 1994

Section 2.4(a) - 1993

Section 2.4(b) - September 30, 1994

Section 2.4(c) - September 30, 1994

Section 2.11(a) - December 31, 1993

Section 2.11(b) - Line 4, December 31, 1993
Line 6, December 31, 1994

Section 2,15(b) - January 1, 1994

Further, Section 2.6 of the Note Agreement is modified by adding at the beginning of that section the following, "Except for the case of Willie Ed Johnson v. Mercury Finance Corporation of Alabama, et al ..."

(b) Such representations, warranties, covenants and agreements as so incorporated herein shall be modified and construed as follows:
(i) The term "Company" wherever used therein shall mean the Company as defined in this Note;

(ii) The terms "Purchasers" wherever used therein shall mean the Bank as defined in this Note;
(iii) The term "Notes" wherever used therein shall mean this Note;
(iv) The term "hereunder" wherever used therein shall mean under this Note;
(v) The terms "Default" and "Event of Default" wherever used therein shall mean an Event of Default as defined in this Note;
(vi) The term "Existing Debt Agreements" wherever used therein shall mean the agreements described on the schedule attached to this Note.

3. Events of Default. If any one or more of the following events ("Events of Default") shall occur, the entire unpaid balance of the principal of and interest on the Loan shall immediately become due and payable:

(a) Failure to make any payment of principal on the Loan when due;
or,

(b) Failure to make any payment of interest on the Loan or any other amount payable by the Company hereunder within five days after the same shall become due; or,

(c) Failure to observe or perform any of the covenants and agreements of the Company contained in the Note Agreement as incorporated herein in accordance with Section 2 hereof; or,

(d) Failure by the respective parties hereunder or thereunder to perform any other term, condition or covenant of this Note or any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for a period of 30 days after notice thereof shall have been given by the Bank to the Company; or,

(e) (i) Failure to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the Company or any Subsidiary (as defined in the Note Agreement) is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or,
(ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or,

(iii) any indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due; or,

(f) Any representation or warranty made in writing to the Bank in this Note or in connection with the making of the Loan or any certificate, statement or report made in compliance with this Note, shall have been false in any material respect when made; or,

(g) An order for relief under the Federal Bankruptcy Code as now or hereafter in effect, shall be entered against the Company or any Subsidiary; or the Company or any Subsidiary shall become insolvent, generally fail to pay its debts as they become due, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty days or more, or the Company or any Subsidiary or endorser or guarantor hereof by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty days or more; or,

(h) Any judgment against the Company or any Subsidiary or any attachment, levy or execution against any of its properties for an amount in excess of $5,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty days or more. (The term "Subsidiary" shall have the same meaning as defined in the Note Agreement, and for the purposes of this Note is not subject to alteration by any amendment, modification, supplement, consent or waiver in connection with the Note Agreement.)

4.  Miscellaneous.

(a) All agreements, representations and warranties made herein shall survive the delivery of this Note. The Company waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof.

(b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Company from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

(c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

(d) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Company agrees to pay reasonable attorney's fees so incurred. The Company promises to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness.

(e) The Company hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein.

(f) All accounting terms not otherwise defined in this Note shall have the meaning ascribed thereto under generally accepted accounting principles.

5. Notices. All notices, requests and other communications pursuant to this Note shall be in writing, either by letter
(delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

(a)  if to the Company:

Mercury Finance Company
40 Skokie Boulevard, Suite 200
Northbrook, Illinois 60062
Attention:  President

and,

(b)  if to the Bank:

The Long-Term Credit Bank of Japan, Ltd.
Chicago Branch
190 South LaSalle Street
Chicago, Illinois 60603
Attention:  Mr. John R. Carley, Vice President

Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

6. Assignments and Participations. The Bank may assign, transfer or grant participations in this Note and the Loan at any time.

7. Governing Law. This Note and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the State of New York.

(a) The Company agrees that, in addition to the right of the Bank to commence and maintain actions and proceedings in any other jurisdiction pursuant to this Note, all actions and proceedings relating directly or indirectly to this Note may be litigated in U.S. Federal and New York State courts located within the State of New York, and the Company irrevocably submits to the nonexclusive personal jurisdiction of such courts. THE COMPANY IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTION, INCLUDING WITHOUT LIMITATION, OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION.

(b) The Company agrees to maintain at all times a duly appointed authorized agent for the service of process of the aforesaid courts. The Company hereby appoints CT Corporation System or a substitute person or entity (with prior notification to the Bank) as its agent ("Process Agent"), to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served by the Bank and irrevocably agrees that it will not permit such appointment to be terminated or in any way modified. Service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent and by notifying the Company of such mailing or delivery, and the Company irrevocably authorizes and directs the Process Agent to accept such service on its behalf. A an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process at its address specified in Section 5 by certified or registered United States mail, postage prepaid, return receipt requested. The Company agrees that any final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and hereby irrevocably submits to the jurisdiction of the courts of each jurisdiction in which any person shall seek to enforce such judgment. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

MERCURY FINANCE COMPANY


By  Charley A. Pond
Charley A. Pond
Its Vice President and Treasurer